Exhibit 10(o)

Execution Version

FIRST LIEN COLLATERAL AGENCY AGREEMENT, dated as of September 8, 2016, by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Existing First Lien Indenture Secured Parties (as defined below) (in such capacity, together with its successors and assigns, the “Existing Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the 9.50% First Lien Indenture Secured Parties (as defined below) (in such capacity, together with its successors and assigns, the “9.50% Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent (as defined below), K. Hovnanian Enterprises, Inc. (the “Company”), and each of the signatories listed on Schedule A hereto (collectively, the “Grantors”).

WHEREAS, the Grantors, the Existing Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Existing Trustee”) are parties to that certain Indenture, dated as of November 1, 2011 (as amended, supplemented or otherwise modified to the date hereof and as thereafter amended, supplemented or otherwise modified from time to time, the “Existing Indenture”) pursuant to which the Company issued its (i) 2.00% Senior Secured First Lien Notes due 2021 (the “2.00% Notes”) and (ii) 5.00% Senior Secured First Lien Notes due 2021 (the “5.00% Notes” and, together with the 2.00% Notes, the “Existing Notes”);

WHEREAS, in connection with the Existing Indenture, the Grantors party thereto entered into that certain First Lien Security Agreement, dated as of November 1, 2011 (as amended, amended and restated, supplemented or otherwise modified to the date hereof and from time to time hereafter, the “First Lien Security Agreement”) pursuant to which the Grantors party thereto granted to the Existing Collateral Agent, for the benefit of the Existing First Lien Indenture Secured Parties, Liens on the Collateral under, and as defined in, the First Lien Security Agreement;

WHEREAS, in connection with the Existing Indenture, the Grantors party thereto entered into that certain First Lien Pledge Agreement, dated as of November 1, 2011 (as amended, amended and restated, supplemented or otherwise modified to the date hereof and from time to time hereafter, the “First Lien Pledge Agreement”) pursuant to which the Grantors party thereto granted to the Existing Collateral Agent, for the benefit of the Existing First Lien Indenture Secured Parties, Liens on the Pledged Collateral under, and as defined in, the First Lien Pledge Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Company, Hovnanian Enterprises, Inc., the Guarantors (as defined therein), the 9.50% Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “9.50% Trustee”) are entering into that certain Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “9.50% Indenture”) pursuant to which (x) the Company is issuing its 9.50% Senior Secured First Lien Notes due 2020 (the “9.50% Notes”) and (y) the 9.50% Collateral Agent is being appointed as collateral agent for the 9.50% First Lien Indenture Secured Parties;

WHEREAS, concurrently and in connection with the consummation of the transactions contemplated by the 9.50% Indenture, the Grantors and the Existing Collateral Agent shall enter into an amendment, amendment and restatement, or other modification to the First Lien Security Agreement, the First Lien Pledge Agreement and the other Noteholder Collateral Documents to the extent necessary (x) to add the Obligations under the 9.50% Indenture as “Secured Obligations” for all purposes under the First Lien Security Agreement and (y) to provide that the Collateral Agent shall act as collateral agent, and hold the Liens granted pursuant to the Noteholder Collateral Documents, for the benefit of the 9.50% First Lien Indenture Secured Parties, in addition to acting as collateral agent, and holding the Liens granted pursuant to the Noteholder Collateral Documents, for the benefit of the Existing First Lien Indenture Secured Parties.

NOW THEREFORE, the parties hereto desire to memorialize the foregoing and, accordingly, hereby agree as follows:

Article 1
Defined Terms

Section 1.01. Definitions. Capitalized terms not otherwise defined herein or specified as being defined in a specific agreement or instrument shall have the meanings set forth in the First Lien Security Agreement, and the following terms shall have the following meanings:

“9.50% Agent” means the collective reference to the 9.50% Trustee and the 9.50% Collateral Agent.

“9.50% Claims” means all Indebtedness (as defined in the 9.50% Indenture) and Obligations relating to the 9.50% Indenture and the 9.50% Notes and the Guarantees (as defined in the 9.50% Indenture).

“9.50% First Lien Indenture Secured Parties” means all Persons holding 9.50% Claims, including, for the avoidance of doubt, the 9.50% Agent.

“Agreement” means this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent (together with its successors and assigns) for the First Lien Indenture Secured Parties under the Noteholder Collateral Documents pursuant to the appointment in Section 2.01 hereof.

“Deposit Account Collateral” means that part of the First Lien Collateral comprised of Deposit Accounts, Financial Assets and Investment Property.

“Event of Default” means an Event of Default as defined in the Indentures.

“Existing Agent” means the collective reference to the Existing Trustee and the Existing Collateral Agent.

“Existing Claims” means all Indebtedness (as defined in the Existing Indenture) and Obligations relating to the Existing Indenture and the Existing Notes and the Guarantees (as defined in the Existing Indenture).

“Existing First Lien Indenture Secured Parties” means all Persons holding Existing Claims, including, for the avoidance of doubt, the Existing Agent.

“Financial Assets” has the meaning set forth in the New York UCC.

“First Lien Collateral” means all assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any of the First Lien Obligations, including without limitation, Collateral (as defined in the First Lien Security Agreement) and Pledged Collateral (as defined in the First Lien Pledge Agreement).

“First Lien Indenture Secured Parties” means the collective reference to the Existing First Lien Indenture Secured Parties and the 9.50% First Lien Indenture Secured Parties.

“First Lien Obligations” means all Obligations in respect of the Existing Notes and the 9.50% Notes and the Guarantee (as defined in the Indentures), including, for the avoidance of doubt, an amount equal to Post-Petition Interest.

“Indentures” means the collective reference to the Existing Indenture and the 9.50% Indenture.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any material part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Obligations” means “Obligations” as defined in the Indentures.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or other expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Series” means, when used in reference to the First Lien Indenture Secured Parties, the Existing First Lien Indenture Secured Parties or the 9.50% First Lien Indenture Secured Parties or both, as applicable.

Section 1.01. Certain Other Terms.

(a)     The words “herein,” “hereof,” “hereto” and “hereunder” and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(b)     References herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit, or Article, Section, subsection or clause in, this Agreement.

(c)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)     Any reference in this Agreement to the First Lien Security Agreement, the First Lien Pledge Agreement and the other Noteholder Collateral Documents shall include all appendices, exhibits and schedules to such First Lien Security Agreement, First Lien Pledge Agreement and the other Noteholder Collateral Documents, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto entered into concurrently and in connection with the consummation of the transactions contemplated by the 9.50% Indenture or from time to time thereafter.

Article 2
The Collateral Agent

Section 2.01. Authorization and Action. The Company and pursuant to the authorization set forth in the 9.50% Indenture, the 9.50% Collateral Agent hereby appoints Wilmington Trust, National Association in its capacity as the Existing Collateral Agent to act as collateral agent on behalf of the 9.50% First Lien Indenture Secured Parties pursuant to the First Lien Security Agreement, the First Lien Pledge Agreement and the other Noteholder Collateral Documents. Wilmington Trust, National Association in its capacity as the Existing Collateral Agent hereby accepts such appointment to act as collateral agent for all the First Lien Indenture Secured Parties for the purposes of the First Lien Security Agreement, the First Lien Pledge Agreement and the other Noteholder Collateral Documents. The Collateral Agent acknowledges that the Liens and security interests created and arising under the Noteholder Collateral Documents originally for the benefit of the Existing First Lien Indenture Secured Parties shall, on and after the date hereof, also be for the benefit of the 9.50% First Lien Indenture Secured Parties. The parties hereto agree that nothing in this Agreement shall affect, impair or interrupt the continuous Liens created pursuant to the Noteholder Collateral Documents as of the date of the original grant of such Liens and such Liens remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority immediately prior to the date of this Agreement.

Section 2.02. Enforcement of Collateral by Collateral Agent. If the Collateral Agent at any time receives written notice from either Series of First Lien Indenture Secured Parties (i) stating that an Event of Default has occurred and is continuing entitling the Collateral Agent (or any First Lien Indenture Secured Party of the applicable Series to direct the Collateral Agent) to foreclose upon, collect or otherwise enforce its Liens or security interests on the First Lien Collateral and (ii) instructing the Collateral Agent to act in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the First Lien Collateral or under the Noteholder Collateral Documents or applicable law, then, subject to the next succeeding sentence and its rights under the Noteholder Documents, the Collateral Agent shall comply with such instructions, and, following the initiation of such exercise or remedies, the Collateral Agent will act as directed by such Series of First Lien Indenture Secured Parties. If the Collateral Agent receives multiple instructions from the requisite number of First Lien Indenture Secured Parties of each Series, then the Collateral Agent will comply with all such instructions; provided that if there is a conflict between such instructions, then (i) the Collateral Agent shall promptly inform the First Lien Indenture Secured Parties of both Series in writing and shall not be required to comply with any such instructions for a period of ten days after delivery by the Collateral Agent to the Existing Agent and the 9.50% Agent of notice of such conflict (such ten-day period, the “Notice Period”), until (x) the Collateral Agent receives written notice from the Existing Agent or the 9.50% Agent that the conflicting instructions delivered by the Existing Agent or the 9.50% Agent, as applicable, are withdrawn, in which case the Collateral Agent shall act in accordance with any remaining instruction still in effect or (y) the Collateral Agent receives written notice from both the Existing Agent and the 9.50% Agent jointly (I) stating that the conflicting instructions delivered by the First Lien Indenture Secured Parties of both Series are withdrawn and (II) directing the Collateral Agent to take such actions set forth therein or (ii) after expiration of the Notice Period without the occurrence of either of the actions described in the foregoing clauses (x) or (y), the Collateral Agent shall comply with any instructions of the Existing First Lien Indenture Secured Parties as are permitted by the First Lien Security Agreement and the Existing Indenture.

Section 2.03. Application of Proceeds by Collateral Agent/Priority of Claims. The Collateral Agent shall cause all Proceeds of the First Lien Collateral (in the form of cash or otherwise) received by it pursuant to an enforcement of Liens and security interests in accordance with Section 2.02 or otherwise, to be applied as follows:

FIRST, ratably to the payment of all costs and expenses owing to the Collateral Agent, the Existing Notes Trustee and the Existing Collateral Agent and the 9.50% Notes Trustee and the 9.50% Collateral Agent in respect of the First Lien Obligations, their agents, attorneys and counsel, and all other expenses and liabilities incurred and advances made pursuant to the Indentures except as a result of their negligence or willful misconduct;

SECOND, to the payment in full of the First Lien Obligations (including, for the avoidance of doubt, an amount equal to Post-Petition Interest) ratably in respect of the Obligations in respect of the Existing Notes and the 9.50% Notes based upon the amount thereof outstanding on the date of such application (which amount shall include, for the avoidance of doubt, Post-Petition Interest), to be applied by the applicable trustee in accordance with the respective Noteholder Documents; and

THIRD, after payment in full of all of the Obligations in respect of the Existing Notes and the 9.50% Notes, to the Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

Section 2.04. Prohibition on Contesting Liens. (a) Each of the First Lien Indenture Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Indenture Secured Parties in all or any part of the First Lien Collateral, or the provisions of this Agreement; provided that nothing in this Section 2.04(a) shall be construed to prevent or impair the rights of any collateral agent to enforce this Agreement.

(b) Notwithstanding the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the First Lien Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Noteholder Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series granted on the First Lien Collateral or any other circumstance whatsoever, each First Lien Indenture Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any First Lien Collateral shall be of equal priority.

Section 2.05. Acknowledgments. Nothing set forth in this Agreement is intended to limit, or shall limit, any right or remedy that the Existing Agent, the 9.50% Agent or any First Lien Indenture Secured Party may have in its capacity as a creditor in any Insolvency or Liquidation Proceeding.

Section 2.06. Duties of Collateral Agent. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein or in the Noteholder Collateral Documents to which it is a party (in its capacity as Collateral Agent).

Section 2.07. Successor Agent. (a) The Collateral Agent or any successor Collateral Agent may resign at any time by giving at least 30 days’ prior written notice of resignation to the Company, the Existing Collateral Agent and the 9.50% Collateral Agent, such resignation to be effective on the later of (a) the date specified in such notice and (b) the date on which a replacement agent acceptable to the Existing Collateral Agent, the 9.50% Collateral Agent, and to the extent no Event of Default exists under the Noteholder Documents, the Company, is appointed to act as Collateral Agent hereunder. If no such successor is appointed within such 30 day period, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor.

(b) Any entity into which the Collateral Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Collateral Agent is a party shall automatically succeed to all of the rights and obligations of the Collateral Agent hereunder and under the Agreement without further action on the part of any of the parties hereto. Such surviving or succeeding entity (if other than the Collateral Agent) shall (a) forthwith deliver to each of the collateral agents and the Company written notice of such succession to the rights and obligations of the Collateral Agent hereunder and under the Noteholder Documents and an executed assignment and assumption of the Collateral Agent’s rights and duties hereunder and (b) cooperate with the Company in continuing or maintaining perfection of the lien and security interest in respect of the First Lien Collateral.

Section 2.08. Recording of Liens. Each of the Existing Agent and the Existing First Lien Indenture Secured Parties agrees that each filing and recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any such party in the name of Wilmington Trust, National Association, as Collateral Agent, or similar name in respect of the First Lien Obligations, is also a filing and recordation in favor and for the benefit of the 9.50% Agent and each 9.50% First Lien Indenture Secured Party and that the references to Wilmington Trust, National Association, as Collateral Agent (or similar representative name in respect of the First Lien Obligations) in each such filing is a reference to the Collateral Agent, acting as representative for the First Lien Indenture Secured Parties, the Existing Agent and the 9.50% Agent.

Section 2.09. Bailee for Perfection. Prior to the date the Collateral Agent obtains control of the Deposit Account Collateral that is part of the First Lien Collateral and at the time controlled by the Existing Collateral Agent, the Existing Collateral Agent acknowledges (except with respect to the Pledged Collateral in the succeeding sentence) that the Existing Collateral Agent has control of any Deposit Account Collateral that is part of the First Lien Collateral and at the time controlled by the Existing Collateral Agent for the benefit of the First Lien Indenture Secured Parties and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Noteholder Collateral Documents. Immediately upon the effectiveness of this Agreement and without further action being required, the Existing Collateral Agent shall be deemed to have delivered to the Collateral Agent, and the Collateral Agent shall be deemed to be in possession of (without any further action by it whatsoever), all Pledged Collateral that is part of the First Lien Collateral in the Existing Collateral Agent’s possession or control (or in the possession or control of its agents or bailees).

Article 3
Miscellaneous

Section 3.01. Notices, etc. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be delivered in accordance with the First Lien Security Agreement.

Section 3.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto.

Section 3.03. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be governed by and interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

Section 3.04. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in the First Lien Security Agreement. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

Section 3.05. Amendments. This Agreement may not be modified or amended, or any provision thereof waived, except in writing signed by all the parties to this Agreement.

Section 3.06. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one instrument. If any term of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Agreement or any other application of such term shall in no way be affected thereby.

Section 3.07. Collateral Agent’s rights, benefits, etc. (a) Wilmington Trust, National Association is entering into this Agreement in its capacity as Existing Collateral Agent pursuant to the authorization set forth in Article XI of the Existing Indenture. In acting as Existing Collateral Agent and in acting as Collateral Agent hereunder, Wilmington Trust, National Association shall be entitled to the rights, benefits, protections, indemnities and immunities granted to the Existing Collateral Agent set forth in the Noteholder Documents (to which the Collateral Agent is a party) in respect of the Existing Indenture and its role as Existing Collateral Agent.

(b) Wilmington Trust, National Association is entering into this Agreement in its capacity as 9.50% Collateral Agent pursuant to the authorization set forth in Article XI of the 9.50% Indenture. In acting as 9.50% Collateral Agent and in acting as Collateral Agent hereunder, Wilmington Trust, National Association shall be entitled to the rights, benefits, protections, indemnities and immunities granted to the 9.50% Collateral Agent set forth in the Noteholder Documents (to which the Collateral Agent is a party) in respect of the 9.50% Indenture and its role as 9.50% Collateral Agent.

(c) The permissive authorizations, entitlements, powers and rights granted to each of the Collateral Agent herein shall not be construed as duties. Any exercise of discretion on behalf of the of the Collateral Agent shall be exercised in accordance with the terms of the Noteholder Documents.

(d) None of the collateral agents hereunder make any representation and have no responsibility as to the validity or sufficiency of this Agreement or the sufficiency of the First Lien Collateral.

(e) Notwithstanding anything herein to the contrary, none of the collateral agents hereunder shall have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any lien or security interest created hereunder or under the Noteholder Collateral Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any First Lien Collateral; or (iii) take any action to protect against any diminution in value of the First Lien Collateral, except, in each case, as otherwise expressly provided in this Agreement and the Noteholder Documents (to which the applicable collateral agent is a party), with respect to the safe custody of any First Lien Collateral in its physical possession and the release of any liens only in accordance with the terms of the Noteholder Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual capacity, but solely as Existing Collateral Agent

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

[Signature Page to First Lien Collateral Agency Agreement]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual capacity, but solely as 9.50% Collateral Agent

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

[Signature Page to First Lien Collateral Agency Agreement]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual capacity but solely as Collateral Agent under the Noteholder Collateral Documents

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

[Signature Page to First Lien Collateral Agency Agreement]

K. HOVNANIAN ENTERPRISES, INC.

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

On behalf of each other entity named in Schedule A hereto

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

[Signature Page to First Lien Collateral Agency Agreement]

SCHEDULE A

AMBER RIDGE, LLC

HOMEBUYERS FINANCIAL USA, LLC

HOVWEST LAND ACQUISITION, LLC

K. HOVNANIAN AMBER GLEN, LLC

K. HOVNANIAN AT AMBERLEY WOODS, LLC

K. HOVNANIAN AT BRADWELL ESTATES, LLC

K. HOVNANIAN AT CANTER V, LLC

K. HOVNANIAN AT CEDAR LANE ESTATES, LLC

K. HOVNANIAN AT DOMINION CROSSING, LLC

K. HOVNANIAN AT EAGLE HEIGHTS, LLC

K. HOVNANIAN AT EMBREY MILL, LLC

K. HOVNANIAN AT FREEHOLD TOWNSHIP II, LLC

K. HOVNANIAN AT HUNTER'S POND, LLC

K. HOVNANIAN AT LADD RANCH, LLC

K. HOVNANIAN AT MANALAPAN IV, LLC

K. HOVNANIAN AT MERIDIAN HILLS, LLC

K. HOVNANIAN AT MORRIS TWP II, LLC

K. HOVNANIAN AT MYSTIC DUNES, LLC

K. HOVNANIAN AT NICHOLSON, LLC

K. HOVNANIAN AT ORCHARD MEADOWS, LLC

K. HOVNANIAN AT PELHAM'S REACH, LLC

K. HOVNANIAN AT RANDALL HIGHLANDS, LLC

K. HOVNANIAN AT RAYMOND FARM, LLC

K. HOVNANIAN AT RIVER HILLS, LLC

K. HOVNANIAN AT SILVERWOOD GLEN, LLC

K. HOVNANIAN AT SUNRISE TRAIL, LLC

K. HOVNANIAN AT TAMARACK SOUTH LLC

K. HOVNANIAN AT TANGLEWOOD OAKS, LLC

K. HOVNANIAN AT THE HIGHLANDS AT SUMMERLAKE GROVE, LLC

K. HOVNANIAN AT VALLETTA, LLC

K. HOVNANIAN AT VILLAGE OF ROUND HILL, LLC

K. HOVNANIAN AT WATERFORD, LLC

K. HOVNANIAN AT WELLSPRINGS, LLC

K. HOVNANIAN BUILDING COMPANY, LLC

K. HOVNANIAN COMPANIES OF ARIZONA, LLC

K. HOVNANIAN CYPRESS CREEK, LLC

K. HOVNANIAN DFW BERKSHIRE, LLC

K. HOVNANIAN DFW BERKSHIRE II, LLC

K. HOVNANIAN DFW CARILLON, LLC

K. HOVNANIAN DFW HEATHERWOOD, LLC

K. HOVNANIAN DFW HERON POND, LLC

K. HOVNANIAN DFW MAXWELL CREEK, LLC

K. HOVNANIAN DFW MUSTANG LAKES, LLC

K. HOVNANIAN DFW RICHWOODS, LLC

K. HOVNANIAN HOMES AT PARKSIDE, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANGE, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD NEW, LLC

K. HOVNANIAN HOMES OF DELAWARE I, LLC

K. HOVNANIAN HOMES OF FLORIDA I, LLC

K. HOVNANIAN HOMES OF MARYLAND I, LLC

K. HOVNANIAN HOMES OF MARYLAND II, LLC

K. HOVNANIAN HOMES OF VIRGINIA I, LLC

K. HOVNANIAN HOVWEST HOLDINGS, L.L.C.

K. HOVNANIAN JV HOLDINGS, L.L.C.

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.

K. HOVNANIAN LAKE PARKER, LLC

K. HOVNANIAN MONTCLAIRE ESTATES, LLC

K. HOVNANIAN PARKSIDE HOLDINGS, LLC

K. HOVNANIAN SERENO, LLC

K. HOVNANIAN TBD, LLC

K. HOVNANIAN TERRALARGO, LLC

K. HOVNANIAN'S FOUR SEASONS AT MALIND BLUFF, LLC

K. HOVNANIAN'S SONATA AT THE PRESERVE, LLC